Exhibit 99.1

Bruker Receives Notification from Nasdaq Related to Delayed Annual Report on Form 10-K

BILLERICA, Massachusetts – March 5, 2020 – Bruker Corporation (Nasdaq: BRKR) today announced that it received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of Bruker’s delay in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Form 10-K”), Bruker is not in compliance with the timely filing requirement for continued listing under Nasdaq Listing Rule 5250(c)(1). The notification letter has no immediate effect on the listing or trading of Bruker’s common stock on the Nasdaq Global Select Market.

Bruker filed a Notification of Late Filing on Form 12b-25 on March 3, 2020, indicating that the filing of the Form 10-K would be delayed pending completion of an internal investigation into an allegation recently received in connection with Bruker’s year-end close, primarily relating to income tax matters including the effective income tax rate for 2019 and the related income tax balance sheet accounts.

Nasdaq has informed Bruker that it must submit a plan of compliance (the “Plan”) within 60 calendar days of receipt of the letter, or no later than May 4, 2020, addressing how it intends to regain compliance with Nasdaq’s listing rules and, if Nasdaq accepts the Plan, it may grant an extension of up to 180 calendar days from the Form 10-K original filing due date, or until August 31, 2020, to regain compliance.

Bruker is working diligently and intends to file the Form 10-K as promptly as reasonably practicable after the conclusion of the investigation and within the 60-day period described above, which would eliminate the need for Bruker to submit a formal plan to regain compliance.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular research, in applied and pharma applications, in microscopy and nanoanalysis, and in industrial applications, as well as in cell biology, preclinical imaging, clinical phenomics and proteomics research and clinical microbiology. For more information, please visit: www.bruker.com.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expected timing for the filing of the Form 10-K, the Company’s ability to regain compliance with the Nasdaq requirements for continued listing and related matters. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to the outcome of the previously announced internal investigation, the failure of the Company to file the Form 10-K on its expected timeline and, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2018. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

Contact:

Miroslava Minkova

Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 663–3660, ext. 1479

E: Investor.Relations@bruker.com